Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI ANNOUNCES FIRST QUARTER RESULTS
Company posts strong cash flows from operations, despite flat operating results

Milwaukee, Wis., December 15, 2010 – ARI (OTCBB:ARIS), a leading provider of technology-enabled services that help dealers, distributors and manufacturers in selected vertical markets enhance revenue and reduce costs, today reported results for its first quarter ended October 31, 2010.

First Quarter Fiscal 2011 Summary

The Company posted slight declines in revenue, operating income, and net income.  These declines reflect a decrease in revenue from the non-cash amortization of acquisition-related deferred revenue as well as a significant increase in non-cash income tax expense. Excluding these items, the Company would have posted increases to both its revenue and income results.

•	Net revenues decreased 2% to $5.3 million for the first quarter of fiscal 2011, compared to $5.4 million for the first quarter of fiscal 2010.

•	Operating income remained relatively flat at $445,000 for the first quarter of fiscal 2011, compared to $469,000 for the same period last year.

•
Net income decreased to $99,000 or $0.01 per share for the first quarter of fiscal 2011, compared to $162,000 or $0.02 per share for the first quarter of fiscal 2010, driven by increased interest expense and normalized income taxes.

The Company generated cash flows from operations of $526,000 for the first quarter of fiscal 2011, while over the same period last year consumed cash from operating activities of $314,000.  This increase is attributable to the fact that the revenue and income declines were driven by non-cash related items.

Operations Review

“In the first quarter we have made progress toward and will continue the execution of our three-pronged strategy; deepening relationships with our existing customer base to foster organic growth; continually enhancing our core services to foster new sales and subscription renewals; and refining our organization and processes to drive innovation and efficiency,” said Roy W. Olivier, President and Chief Executive Officer of ARI.

“As we anticipated entering fiscal 2011, our first quarter income from operations remained relatively flat compared to last year,” added Olivier.  Despite the slight decline in revenues in the quarter, which was due to the loss of acquisition-related deferred revenues, the Company’s new sales remained strong.  Olivier stated “other than the loss of these non-cash revenues, we would have posted year over year growth for the quarter of approximately 5%, which we view as a strong positive in light of the economic conditions our key vertical markets have faced the past several years.” He then went on to state “we continue to increase our investment in new product development, are preparing to go to market with a significantly upgraded website product and are creating new releases and upgrades to both our lead management and catalog products.  As we continue to execute on our strategies, we anticipate improvements in our financial results in the latter half of fiscal 2011.”

“We entered fiscal 2011 with several hurdles to overcome and believe our first quarter results are promising,” stated Darin R. Janecek, Vice President of Finance and and recently named Chief Financial Officer.  Mr. Janecek then went on to elaborate “first, the loss of revenues associated with the amortization of our deferred revenue liability established at the time of the Channel Blade acquisition amounted to approximately $370,000.  The decline in these non-cash revenues will impact us on a year over year comparison throughout fiscal 2011, albeit at a declining rate.  Second, the interest rate on our note payable from the acquisition of Channel Blade increased in April 2010, which accounted for the majority of our year over year increase in interest expense.  Lastly, we have begun to recognize income tax expense this quarter, after realizing the full benefit of our net operating loss carryforwards in fiscal 2010.  This is largely a non-cash expense.”

For additional information please refer to ARI’s quarterly report on Form 10-Q for the first fiscal quarter ended October 31, 2010, filed with the SEC on December 15, 2010.

About ARI

ARI (OTCBB:ARIS) is a leading provider of technology‐enabled services that help dealers, distributors and manufacturers worldwide enhance revenues and reduce costs.  We deliver our services, which include electronic parts catalogs, websites, and lead management solutions, to approximately 18,000 equipment dealers, 125 manufacturers, and 150 distributors in more than 100 countries worldwide.  Our dealer, manufacturer, and distributor customers are focused in about a dozen vertical markets, with a core emphasis on outdoor power, power sports (including motorcycles), marine, recreation vehicles, and appliances.  For more information on ARI, please visit the Company's website at www.arinet.com.

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First Quarter Earnings Conference Call

ARI’s first quarter fiscal 2011 earnings release conference call is scheduled for Wednesday December 15, 2010 at 4:30 PM U.S. eastern time.  To participate in the conference call, please dial-in at least five minutes prior to the start time at 866.288.9872 or 913.312.2900 and enter the pass code 891491.

A replay of this conference call will be available at the investor relations portion of ARI’s website after 8:00 PM eastern time on December 16th, 2010.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10-K for fiscal year ended July 31, 2010, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:
Angela Salsman;
ARI Network Services, Inc.
Tel: (414) 973-4331;
Fax: (414) 973-4620
Email: salsman@arinet.com

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ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	October 31	July 31
	2010	2010
Current assets:
Cash and cash equivalents	$861	$938
Trade receivables, less allowance for doubtful accounts of $332 at October 31, 2010 and $565 at July 31, 2010	1,160	1,359
Work in process	212	133
Prepaid expenses and other	372	481
Deferred income taxes	2,377	2,600
Total current assets	4,982	5,511
Equipment and leasehold improvements:
Computer equipment	1,924	1,883
Leasehold improvements	506	506
Software and equipment	2,073	1,970
	4,503	4,359
Less accumulated depreciation and amortization	2,650	2,433
Net equipment and leasehold improvements	1,853	1,926
Capitalized software product costs:
Amounts capitalized for software product costs	16,324	15,919
Less accumulated amortization	13,775	13,524
Net capitalized software product costs	2,549	2,395
Deferred income taxes	1,696	1,616
Other long term assets	65	63
Other intangible assets	2,625	2,827
Goodwill	5,439	5,439
Total assets	$19,209	$19,777

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	October 31	July 31
	2010	2010
Current liabilities:
Current borrowings on line of credit	$1,025	$1,025
Current portion of notes payable	360	-
Accounts payable	318	490
Deferred revenue	5,073	5,270
Accrued payroll and related liabilities	1,045	1,322
Accrued taxes	62	60
Other accrued liabilities	869	844
Current portion of capital lease obligations	169	192
Total current liabilities	8,921	9,203
Non-current liabilities:
Notes payable	4,640	5,000
Long-term portion of accrued compensation	-	17
Capital lease obligations	307	338
Total non-current liabilities	4,947	5,355
Total liabilities	13,868	14,558

Shareholders' equity:
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at October 31, 2010 and July 31, 2010	-	-
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at October 31, 2010 and July 31, 2010	-	-
Common stock, par value $.001 per share, 25,000,000 shares authorized; 7,785,585 and 7,768,921 shares issued and outstanding at October 31, 2010 and July 31, 2010	8	8
Common stock warrants and options	1,008	983
Additional paid-in-capital	95,757	95,748
Accumulated deficit	(91,408)	(91,507)
Other accumulated comprehensive loss	(24)	(13)
Total shareholders' equity	5,341	5,219
Total liabilities and shareholders' equity	$19,209	$19,777

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)
	Three months ended October 31
	2010	2009
Net revenue	$5,324	$5,437
Cost of revenue	1,167	951
Gross profit	4,157	4,486
Operating expenses:
Sales and marketing	1,142	1,138
Customer operations and support	789	809
Software development and technical support (net of capitalized software product costs)	322	547
General and administrative	1,052	1,043
Restructuring	-	76
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	407	404
Net operating expenses	3,712	4,017
Operating income	445	469
Other income (expense):
Interest expense	(201)	(139)
Other, net	-	-
Total other income (expense)	(201)	(139)
Income (loss) from continuing operations beforeprovision for income tax	244	330
Income tax benefit (expense)	(145)	(5)
Income from continuing operations	99	325
Discontinued operations, net of tax	-	(163)
Net income	$99	$162

Income from continuing operations per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Net income per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02